SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

SEMCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	248-702-6000

Item 5. Other Events
SIGNATURES

Item 5. Other Events.

     On July 23, 2004 and as part of its ongoing dispute with SEMCO Energy, Inc., Atlas Pipeline Partners, L.P. delivered to SEMCO a copy of a Statement of Claim, dated July 22, 2004, submitted by Atlas to the American Arbitration Association in New York. The Statement of Claim sets forth allegations by Atlas to the effect that SEMCO breached and wrongfully terminated the Agreement providing for the sale by SEMCO of its subsidiary Alaska Pipeline Company to Atlas and engaged in conduct which violates New York law relating to an implied duty of good faith and fair dealing. The Statement of Claim seeks compensatory damages of not less than $94.3 million. SEMCO intends to deny each of these allegations and will vigorously defend against this Statement of Claim.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc. (Registrant)
Dated: July 28, 2004	By:	/s/ Mark T. Prendeville
Mark T. Prendeville
Vice President and General Counsel